UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 5, 2017  (January 5, 2017)

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Staffing 360 Solutions, Inc. (the “Company”) entered into an Amendment Agreement (the “Amendment”), dated January 3, 2017, and effective as of January 1, 2017, with Hillair Capital Investments L.P. (“Hillair”) (and together, the “Parties”) in which, among other things, the Parties refinanced an aggregate amount of $2.7 million of indebtedness and extending all amortization payments for Hillair’s debt to October 1, 2018, which is approximately 21 months from the date of the refinancing (the “Amended Debentures”).

The aggregate of $2.7 of indebtedness was due pursuant to the Company’s 8% Senior Secured Convertible Debentures originally valued at $3.92 million before various principal payments, which were issued to Hillair under that certain Securities Purchase Agreement entered into on July 8, 2015 between the Company and Hillair (“2015 Debenture”), as well as the 8% Senior Secured Convertible Debentures originally valued at $728 and entered into on February 8, 2016 (“2016 Debenture”) (collectively, the “Debentures”).

The Amended Debentures have an 8% interest rate, with no interest payments due until October 1, 2017, payable quarterly thereafter, and an overall term of 21 months with principal due at maturity. The Amended Debentures are convertible into shares of common stock at a price of $3.00 per share at Hillair’s election, and Hillair has agreed to eliminate the 20% pre-payment penalty for an early redemption of the Debentures.  In connection with the refinancing, the Company will issue to Hillair 600,000 shares of common stock for the conversion of $728,000 of the 2016 Debenture at approximately $1.21 per share.  The Company will accrete all accrued but unpaid interest on the Debentures as of the date hereof ($53,760 in the aggregate) to the principal amount of the 2015 Debenture.  Additionally, in consideration of Amendment, the Company will increase the principal on the 2015 Debenture by $1,111,846.  Accordingly, as of the date hereof the outstanding principal amount outstanding of the 2015 Debenture is $3,125,606.  In addition, the Company shall hold a special vote of shareholders pursuant to a proxy to be filed on or before April 1, 2017 for the purpose of obtaining Shareholder Approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Amended Debenture, including the issuance of all underlying shares in excess of 19.99% of the issued and outstanding Common Stock on the applicable date required thereby.

The Amendment does not otherwise modify or amend the terms of the Debentures, which remain in full effect.  This description is a summary of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 8.01Other Events.

On January 5, 2017, the Company issued a press release announcing the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment, dated January 3, 2017, between Staffing 360 Solutions, Inc. and Hillair Capital Investments L.P.
99.1	Press Release dated January 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2017	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Executive Chairman